CUSTODIAN SERVICES AGREEMENT

	THIS AGREEMENT is made as of                  , 1996
by and between PNC BANK, NATIONAL ASSOCIATION, a national
banking association ("PNC Bank"), and Harris Insight Funds
Trust, a Massachusetts business trust (the "Fund").
W I T N E S S E T H:
	WHEREAS, the Fund is registered as an open-end
management investment company under the Investment Company
Act of 1940, as amended (the "1940 Act"); and
	WHEREAS, the Fund wishes to retain PNC Bank to provide custodian services, and PNC Bank wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.
	NOW, THEREFORE, In consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
	1.	Definitions.  As Used in This Agreement:
		(a)	"1933 Act" means the Securities Act of
1933, as amended.
		(b)	"1934 Act" means the Securities Exchange
Act of 1934, as amended.
		(c)	"Authorized Person" means any officer of
the Fund and any other person duly authorized by the Fund's
Board of Trustees to give Oral and Written Instructions on
behalf of the Fund and listed on the Authorized Persons
Appendix attached hereto and made a part hereof or any
amendment thereto as may be received by PNC Bank.  An
Authorized Person's scope of authority may be limited by the
Fund by setting forth such limitation in the Authorized
Persons Appendix.
		(d)	"Book-Entry System" means Federal Reserve
Treasury book-entry system for United States and federal
agency securities, its successor or successors, and its
nominee or nominees and any book-entry system maintained by
an exchange registered with the SEC under the 1934 Act.
		(e)	"CEA" means the Commodities Exchange Act,
as amended.
		(f)	"Oral Instructions" mean oral instructions
received by PNC Bank from an Authorized Person or from a
person reasonably believed by PNC Bank to be an Authorized
Person.
		(g)	"PNC Bank" means PNC Bank, National
Association or a subsidiary or affiliate of PNC Bank,
National Association.
		(h)	"SEC" means the Securities and Exchange
Commission.
		(i)	"Securities Laws" mean the 1933 Act, the
1934 Act, the 1940 Act and the CEA.
		(j)	"Shares" mean the shares of beneficial
interest of any series or class of the Fund.
		(k)	"Property" means:

	(i)	any and all securities and other investment
items which the Fund may from time to time deposit, or cause to be deposited, with PNC Bank or which PNC Bank may from time to time hold for the Fund;

	(ii)	all income in respect of any of such securities
or other investment items;

	(iii)	all proceeds of the sale of any of such
securities or investment items; and

	(iv)	all proceeds of the sale of securities issued by
the Fund, which are received by PNC Bank from time to time, from or on behalf of the Fund.

		(k)	"Written Instructions" mean written
instructions signed by two Authorized Persons and received
by PNC Bank.  The instructions may be delivered by hand,
mail, tested telegram, cable, telex or facsimile sending
device.
	2.	Appointment.  The Fund hereby appoints PNC Bank
to provide custodian services to the Fund, on behalf of each of its investment portfolios (each, a "Portfolio"), and PNC Bank accepts such appointment and agrees to furnish such services.
	3.	Delivery of Documents.  The Fund has provided
or, where applicable, will provide PNC Bank with the following:

(a)	certified or authenticated copies of the resolutions
of the Fund's Board of Trustees, approving the appointment of PNC Bank or its affiliates to provide services;

(b)	a copy of the Fund's most recent effective
registration statement;

(c)	a copy of each Portfolio's advisory agreements;

(d)	a copy of the distribution agreement with respect to
each class of Shares:

(e)	a copy of each Portfolio's administration agreement if
PNC Bank is not providing the Portfolio with such services;

(f)	copies of any shareholder servicing agreements made in
respect of the Fund or a Portfolio; and

(g)	certified or authenticated copies of any and all
amendments or supplements to the foregoing.

	4.	Compliance with Laws.
	PNC Bank undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC Bank
hereunder.  Except as specifically set forth herein, PNC
Bank assumes no responsibility for such compliance by the
Fund or any Portfolio.
	5.	Instructions.
		(a)	Unless otherwise provided in this
Agreement, PNC Bank shall act only upon Oral and Written
Instructions.
		(b)	PNC Bank shall be entitled to rely upon
any Oral and Written Instructions it receives from an
Authorized Person (or from a person reasonably believed by
PNC Bank to be an Authorized Person) pursuant to this
Agreement. PNC Bank may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the
Fund's Board of Trustees or of the Fund's shareholders,
unless and until PFPC receives Written Instructions to the
contrary.
		(c)	The Fund agrees to forward to PNC Bank
Written Instructions confirming Oral Instructions (except
where such Oral Instructions are given by PNC Bank or its affiliates) so that PNC Bank receives the Written
Instructions by the close of business on the same day that
such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or
enforceability of the transactions authorized by the Oral Instructions. Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, PNC
Bank shall incur no liability to the Fund in acting upon
such Oral or Written Instructions provided that PNC Bank's
actions comply with the other provisions of this Agreement.
	6.	Right to Receive Advice.
		(a)	Advice of the Fund.  If PNC Bank is in
doubt as to any action it should or should not take, PNC
Bank may request directions or advice, including Oral or
Written Instructions, from the Fund.
		(b)	Advice of Counsel.  If PNC Bank shall be
in doubt as to any question of law pertaining to any action
it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may
be counsel for the Fund, the Fund's investment adviser or
PNC Bank, at the option of PNC Bank).
		(c)	Conflicting Advice.  In the event of a
conflict between directions, advice or Oral or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel.  In the event PNC
Bank so relies on the advice of counsel, PNC Bank remains
liable for any action or omission on the part of PNC Bank
which constitutes willful misfeasance, bad faith, gross
negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.
		(d)	Protection of PNC Bank.  PNC Bank shall be
protected in any action it takes or does not take in
reliance upon directions, advice or Oral or Written
Instructions it receives from the Fund or from counsel and
which PNC Bank believes, in good faith, to be consistent
with those directions, advice or Oral or Written
Instructions.  Nothing in this section shall be construed so as to impose an obligation upon PNC Bank (i) to seek such directions, advice or Oral or Written Instructions, or (ii)
to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action. Nothing in this subsection shall excuse PNC Bank when an action or omission on the part of PNC Bank constitutes willful misfeasance, bad faith, gross negligence or reckless
disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.
	7.	Records; Visits.  The books and records
pertaining to the Fund and any Portfolio, which are in the possession or under the control of PNC Bank, shall be the property of the Fund.  Such books and records shall be
prepared and maintained as required by the 1940 Act and
other applicable securities laws, rules and regulations.
The Fund and Authorized Persons shall have access to such
books and records at all times during PNC Bank's normal
business hours.  Upon the reasonable request of the Fund,
copies of any such books and records shall be provided by
PNC Bank to the Fund or to an authorized representative of
the Fund, at the Fund's expense.
	8.	Confidentiality.  PNC Bank agrees to keep
confidential all records of the Fund and information
relating to the Fund and its shareholders, unless the
release of such records or information is otherwise
consented to, in writing, by the Fund.  The Fund agrees that such consent shall not be unreasonably withheld and may not
be withheld where PNC Bank may be exposed to civil or
criminal contempt proceedings or when required to divulge
such information or records to duly constituted authorities.
	9.	Cooperation with Accountants.  PNC Bank shall
cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants
for the expression of their opinion, as required by the
Fund.
	10.	Disaster Recovery.  PNC Bank shall enter into
and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency
use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC Bank shall have no liability with respect to the loss of data or service interruptions caused
by equipment failure provided such loss or interruption is
not covered by PNC Bank's own willful misfeasance, bad
faith, gross negligence or reckless disregard of its duties
or obligations under this Agreement.
	11.	Compensation.  As compensation for custody
services rendered by PNC Bank during the term of this
Agreement, the Fund, on behalf of each of the Portfolios,
will pay to PNC Bank a fee or fees as may be agreed to in
writing from time to time by the Fund and PNC Bank.
	12.	Indemnification.  The Fund, on behalf of each
Portfolio, agrees to indemnify and hold harmless PNC Bank
and its affiliates from all taxes, charges, expenses,
assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising
directly or indirectly from any action or omission to act
which PNC Bank takes (i) at the request or on the direction
of or in reliance on the advice of the Fund or (ii) upon
Oral or Written Instructions.  Neither PNC Bank, nor any of
its affiliates, shall be indemnified against any liability
(or any expenses incident to such liability) arising out of
PNC Bank's or its affiliates' own willful misfeasance, bad
faith, gross negligence or reckless disregard of its duties
under this Agreement.
	13.	Responsibility of PNC Bank.
		(a)	PNC Bank shall be under no duty to take
any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PNC Bank in writing.  PNC Bank shall be
obligated to exercise care and diligence in the performance
of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing
services provided for under this Agreement.  PNC Bank shall
be liable for any damages arising out of PNC Bank's failure
to perform its duties under this agreement to the extent
such damages arise out of PNC Bank's willful misfeasance,
bad faith, gross negligence or reckless disregard of its
duties under this Agreement.
		(b)	Without limiting the generality of the
foregoing or of any other provision of this Agreement, (i)
PNC Bank shall not be under any duty or obligation to
inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral or
Written Instruction, notice or other instrument which
conforms to the applicable requirements of this Agreement,
and which PNC Bank reasonably believes to be genuine; or (B) subject to section 10, delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's
control, including acts of civil or military authority,
national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.
		(c)	Notwithstanding anything in this Agreement
to the contrary, neither PNC Bank nor its affiliates shall
be liable to the Fund or to any Portfolio for any
consequential, special or indirect losses or damages which
the Fund may incur or suffer by or as a consequence of PNC
Bank's or its affiliates' performance of the services
provided hereunder, whether or not the likelihood of such
losses or damages was known by PNC Bank or its affiliates.
	14.	Description of Services.
		(a)	Delivery of the Property.  The Fund will
deliver or arrange for delivery to PNC Bank, all the
Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the period
that is set forth in this Agreement. PNC Bank will not be responsible for such property until actual receipt.
		(b)	Receipt and Disbursement of Money.  PNC
Bank, acting upon Written Instructions, shall open and maintain separate accounts in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written
Instructions, PNC Bank shall open separate custodial accounts for each separate series or Portfolio of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate series or Portfolio.
	PNC Bank shall make cash payments from or for the Accounts of a Portfolio only for:

			(i)	purchases of securities in the name
of a Portfolio or PNC Bank or PNC Bank's nominee as provided in sub-section (j) and for which PNC Bank has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

			(ii)	purchase or redemption of Shares of
the Fund delivered to PNC Bank;

			(iii)	payment of, subject to Written
Instructions interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by a Portfolio;

			(iv)	payment to, subject to receipt of
Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written
Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

			(v)	payments, upon receipt Written
Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PNC Bank;

			(vi)	payments of the amounts of dividends
received with respect to securities sold short;

			(vii)	payments made to a sub-custodian
pursuant to provisions in sub-section (c) of this Section:
and

			(viii)	payments, upon Written
Instructions, made for other proper Fund purposes.
	PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

		(c)	Receipt of Securities; Subcustodians.

			(i)	PNC Bank shall hold all securities
received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Trustees, authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Fund withdraw any securities.

				At PNC Bank's own expense and for
its own convenience, PNC Bank may enter into subcustodian agreements with other United States banks or trust companies to perform duties described in this sub-section (c). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars
($1,000,000), if it is a subsidiary or affiliate of PNC
Bank, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

				PNC Bank shall remain responsible
for the performance of all of its duties as described in this Agreement and shall hold the Fund and each Portfolio harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PNC Bank under the terms of this sub-section (c).

		(d)	Transactions Requiring Instructions.  Upon
receipt of Oral or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry
System, shall:

			(i)	deliver any securities held for a
Portfolio against the receipt of payment for the sale of such securities;

			(ii)	execute and deliver to such persons
as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

			(iii)	deliver any securities to the issuer
thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PNC Bank;

			(iv)	deliver any securities held for a
Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

			(v)	deliver any securities held for a
Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

			(vi)	make such transfer or exchanges of
the assets of the Portfolios and take such other steps as shall be stated in said Oral or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

			(vii)	release securities belonging to a
Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that Portfolio; provided, however, that securities shall be released only upon payment to PNC Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

			(viii)	release and deliver securities
owned by a Portfolio in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

			(ix)	release and deliver or exchange
securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

			(x)	release and deliver securities owned
by the fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PNC Bank; and

			(xi)	release and deliver or exchange
securities owned by the Fund for other corporate purposes.

				PNC Bank must also receive a
certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d.

		(e)	Use of Book-Entry System.  The Fund shall
deliver to PNC Bank certified resolutions of the Fund's
Board of Trustees approving, authorizing and instructing PNC
Bank on a continuous basis, to deposit in the Book-Entry
System all securities belonging to the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions.
	PNC Bank shall administer the Book-Entry System as follows:

			(i)	With respect to securities of each
Portfolio which are maintained in the Book-Entry System, the records of PNC Bank shall identify by Book-Entry or otherwise those securities belonging to each Portfolio. PNC
Bank shall furnish to the Fund a detailed statement of the Property held for each Portfolio under this Agreement at least monthly and from time to time and upon written request.

			(ii)	Securities and any cash of each
Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PNC Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PNC Bank and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

			(iii)	All books and records maintained by
PNC Bank which relate to the Fund's participation in the Book-Entry System will at all times during PNC Bank's regular business hours be open to the inspection of Authorized Persons, and PNC Bank will furnish to the Fund all information in respect of the services rendered as it may require.

	PNC Bank will also provide the Fund with such reports
on its own system of internal control as the Fund may
reasonably request from time to time.
		(f)	Registration of Securities.  All
Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the
Book-Entry System, shall be held by PNC Bank in bearer form;
all other securities held for a Portfolio may be registered
in the name of the Fund on behalf of that Portfolio, PNC
Bank, the Book-Entry System, a sub-custodian, or any duly appointed nominees of the Fund, PNC Bank, Book-Entry System or sub-custodian.  The Fund reserves the right to instruct
PNC Bank as to the method of registration and safekeeping of the securities of the Fund.  The Fund agrees to furnish to
PNC Bank appropriate instruments to enable PNC Bank to hold
or deliver in proper form for transfer, or to register in
the name of its nominee or in the name of the Book-Entry
System, any securities which it may hold for the Accounts
and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.
		(g)	Voting and Other Action.  Neither PNC Bank
nor its nominee shall vote any of the securities held
pursuant to this Agreement by or for the account of a
Portfolio, except in accordance with Written Instructions.
PNC Bank, directly or through the use of the Book-Entry
System, shall execute in blank and promptly deliver all
notices, proxies and proxy soliciting materials to the
registered holder of such securities.  If the registered
holder is not the Fund on behalf of a Portfolio, then
Written or Oral Instructions must designate the person who
owns such securities.
		(h)	Transactions Not Requiring Instructions.
In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

			(i)	Collection of Income and Other
Payments.

(A)	collect and receive for the account of each Portfolio,
all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise each Portfolio of such receipt and credit such income, as collected, to each Portfolio's custodian account;

(B)	endorse and deposit for collection, in the name of the
Fund, checks, drafts, or other orders for the payment of money;

(C)	receive and hold for the account of each Portfolio all
securities received as a distribution on the Portfolio's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to a Portfolio and held by PNC Bank hereunder;

(D)	present for payment and collect the amount payable
upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

(E)	take any action which may be necessary and proper in
connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

			(ii)	Miscellaneous Transactions.

(A)	deliver or cause to be delivered Property against
payment or other consideration or written receipt therefor in the following cases:

(1)	for examination by a broker or dealer selling for the
account of a Portfolio in accordance with street delivery custom;

(2)	for the exchange of interim receipts or temporary
securities for definitive securities; and

(3)	for transfer of securities into the name of the Fund
on behalf of a Portfolio or PNC Bank or nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PNC Bank.

(B)	Unless and until PNC Bank receives Oral or Written
Instructions to the contrary, PNC Bank shall:

(1)	pay all income items held by it which call for payment
upon presentation and hold the cash received by it upon such payment for the account of each Portfolio;

(2)	collect interest and cash dividends received, with
notice to the Fund, to the account of each Portfolio;

(3)	hold for the account of each Portfolio all stock
dividends, rights and similar securities issued with respect to any securities held by PNC Bank; and

(4)	execute as agent on behalf of the Fund all necessary
ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name, on behalf of a Portfolio, on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

		(i)	Segregated Accounts.

	(i)	PNC Bank shall upon receipt of Written or Oral
Instructions establish and maintain a segregated accounts on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:

(A)	for the purposes of compliance by the Fund with the
procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

(B)	Upon receipt of Written Instructions, for other proper
corporate purposes.


	(ii)	PNC Bank shall arrange for the establishment of
IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

		(j)	Purchases of Securities.  PNC Bank shall
settle purchased securities upon receipt of Oral or Written
Instructions from the Fund or its investment advisers that specify:

	(i)	the name of the issuer and the title of the
securities, including CUSIP number if applicable;

	(ii)	the number of shares or the principal amount
purchased and accrued interest, if any;

	(iii)	the date of purchase and settlement;

	(iv)	the purchase price per unit;

	(v)	the total amount payable upon such purchase;

	(vi)	the Portfolio involved; and

	(vii)	the name of the person from whom or the broker
through whom the purchase was made. PNC Bank shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

		(k)	Sales of Securities.  PNC Bank shall
settle sold securities upon receipt of Oral or Written
Instructions from the Fund that specify:

	(i)	the name of the issuer and the title of the
security, including CUSIP number if applicable;

	(ii)	the number of shares or principal amount sold,
and accrued interest, if any;

	(iii)	the date of trade and settlement;

	(iv)	the sale price per unit;

	(v)	the total amount payable to the Fund upon such
sale;

	(vi)	the name of the broker through whom or the
person to whom the sale was made; and

	(vii)	the location to which the security must be
delivered and delivery deadline, if any; and

	(viii)	the Portfolio involved.
	PNC Bank shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.
	(1)	Reports; Proxy Materials.

	(i)	PNC Bank shall furnish to the Fund the following
reports:

(A)	such periodic and special reports as the Fund may
reasonably request;

(B)	a monthly statement summarizing all transactions and
entries for the account of each Portfolio, listing each Portfolio securities belonging to each Portfolio with the adjusted average cost of each issue and the market value at the end of such month and stating the cash account of each Portfolio including disbursements;

(C)	the reports required to be furnished to the Fund
pursuant to Rule 17f-4; and

(D)	such other information as may be agreed upon from time
to time between the Fund and PNC Bank.

	(ii)	PNC Bank shall transmit promptly to the Fund any
proxy statement, proxy material, notice of a call or
conversion or similar communication received by it as
custodian of the Property. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.
		(m)	Collections.  All collections of monies or
other property in respect, or which are to become part, of
the Property (but not the safekeeping thereof upon receipt
by PNC Bank) shall be at the sole risk of the Fund.  If
payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify
the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and
shall await instructions from the Fund.  PNC Bank shall not
be obliged to take legal action for collection unless and
until reasonably indemnified to its satisfaction.  PNC Bank
shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status
reports of such income collected after a reasonable time.
	15.	Duration and Termination.  This Agreement shall
continue until terminated by the Fund or by PNC Bank on
sixty (60) days' prior written notice to the other party.
In the event this Agreement is terminated (pending
appointment of a successor to PNC Bank or vote of the
shareholders of the Fund to dissolve or to function without
a custodian of its cash, securities or other property), PNC
Bank shall not deliver cash, securities or other property of the Portfolios to the Fund.  It may deliver them to a bank
or trust company of PNC Bank's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement.  PNC Bank shall
not be required to make any such delivery or payment until
full payment shall have been made to PNC Bank of all of its
fees, compensation, costs and expenses.  PNC Bank shall have a security interest in and shall have a right of setoff
against the Property as security for the payment of such
fees, compensation, costs and expenses.
	16.	Notices.  All notices and other communications,
including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device.  Notice shall be addressed (a) if to PNC Bank at
Airport Business Center, International Court 2, 200 Stevens
Drive, Lester, Pennsylvania 19113, marked for the attention
of the Custodian Services Department (or its successor) (b)
if to the Fund, at                  , Attn:
or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party.  If
notice is sent by confirming telegram, cable, telex or
facsimile sending device, it shall be deemed to have been
given immediately.  If notice is sent by first-class mail,
it shall be deemed to have been given five days after it has been mailed.  If notice is sent by messenger, it shall be
deemed to have been given on the day it is delivered.
	17.	Amendments.  This Agreement, or any term hereof,
may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or
waiver is sought.
	18.	Delegation; Assignment.  PNC Bank may assign its
rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National
Association or PNC Bank Corp., provided that (i) PNC Bank
gives the Fund thirty (30) days' prior written notice; (ii)
the delegate (or assignee) agrees with PNC Bank and the Fund to comply with all relevant provisions of the 1940 Act; and
(iii) PNC Bank and such delegate (or assignee) promptly
provide such information as the Fund may request, and
respond to such questions as the Fund may ask, relative to
the delegation (or assignment), including (without
limitation) the capabilities of the delegate (or assignee).
	19.	Counterparts.  This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
	20.	Further Actions.  Each party agrees to perform
such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
	21.	Miscellaneous.
		(a)	Entire Agreement.  This Agreement embodies
the entire agreement and understanding between the parties
and supersedes all prior agreements and understandings
relating to the subject matter hereof, provided that the
parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.
		(b)	Captions.  The captions in this Agreement
are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
		(c) Governing Law.  This Agreement shall be
deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law.
		(d)	Partial Invalidity.  If any provision of
this Agreement shall be held or made invalid by a court
decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
		(e)	Successors and Assigns.  This Agreement
shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
		(f)	Facsimile Signatures.  The facsimile
signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.
	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


	PNC BANK, NATIONAL ASSOCIATION

	By:

	Title:


	Harris Insight Funds Trust

	By:

	Title:




AUTHORIZED PERSONS APPENDIX


NAME (Type)	SIGNATURE

















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bankgrp\harris\agreemen\transfer\tranagnt.doc